UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Altria Group, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your Vote Counts!
ALTRIA GROUP, INC.
2023 Annual Meeting May 18, 2023 9:00 a.m., Eastern Time Vote by May 17, 2023 11:59 p.m., Eastern Time

ALTRIA GROUP, INC. 6601 W. BROAD STREET RICHMOND, VA 23230-1723

D95365-TBD

You invested in ALTRIA GROUP, INC. and it’s time to vote!

You have the right to vote on proposals being presented at the 2023 Annual Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 18, 2023.

Get informed before you vote

View the Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2022 online OR you can receive a free paper or email copy of the materials by requesting prior to May 4, 2023. If you would like to request a copy of the materials for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your 16-digit control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

Meeting Information

The company will be hosting the 2023 Annual Meeting solely via the Internet. You are entitled to participate in the meeting if you were a shareholder of record as of the close of business on March 27, 2023. To attend and participate in the meeting, please visit www.virtualshareholdermeeting.com/ALTRIA2023 and enter the 16-digit control number identified in the box below.

For complete information and to vote, visit www.ProxyVote.com
Control #

Smartphone users Point your camera here and vote without entering a control number	Vote Virtually at the 2023 Annual Meeting* May 18, 2023 9:00 a.m., Eastern Time Virtually at: www.virtualshareholdermeeting.com/ALTRIA2023

*	Please check the meeting materials for any special requirements for meeting attendance.

V1.1

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the
upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Directors

	1a. Ian L.T. Clarke	For
	1b. Marjorie M. Connelly	For
	1c. R. Matt Davis	For
	1d. William F. Gifford, Jr.	For
	1e. Jacinto J. Hernandez	For
	1f. Debra J. Kelly-Ennis	For
	1g. Kathryn B. McQuade	For
	1h. George Muñoz	For
	1i. Nabil Y. Sakkab	For
	1j. Virginia E. Shanks	For
	1k. Ellen R. Strahlman	For
	1l. M. Max Yzaguirre	For
2.	Ratification of the Selection of Independent Registered Public Accounting Firm	For
3.	Non-Binding Advisory Vote to Approve the Compensation of Altria’s Named Executive Officers	For
4.	Non-Binding Advisory Vote on the Frequency of Future Advisory Votes to Approve the Compensation of Altria’s Named Executive Officers	Year
5.	Shareholder Proposal - Report on Congruence of Political and Lobbying Expenditures with Company Values and Policies	Against
6.	Shareholder Proposal - Commission a Civil Rights Equity Audit	Against

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”.

D95366-TBD